    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1999
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ARTISAN COMPONENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                               77-0278185
   (STATE OF INCORPORATION             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               1195 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1993 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                MARK R. TEMPLETON
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            ARTISAN COMPONENTS, INC.
                               1195 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 734-5600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            ROSEMARY G. REILLY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED           PROPOSED
                                                              MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS                AMOUNT              OFFERING           AGGREGATE          AMOUNT OF
        OF SECURITIES TO                  TO BE                PRICE             OFFERING         REGISTRATION
          BE REGISTERED                 REGISTERED           PER SHARE             PRICE               FEE
          -------------                 ----------           ---------             -----               ---
Common Stock, $.001 par value       2,229,275 shares         $7.5625(1)        $16,858,892.00       $4,687.00


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 18, 1999.

================================================================================

        The contents of the Registrant's Form S-8 Registration Statement (Registration Statement No. 333-60239) filed with the Commission on July 30, 1998 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.EXHIBITS.

       Exhibit
       Number         Document
       ------         --------
       4.1*           1993 Stock Option Plan, as amended, and forms of agreement thereunder.

       4.2* 1997 Employee Stock Purchase Plan and form of agreement thereunder.

       5.1            Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                      Corporation.

       23.1           Consent of Independent Accountants.

       23.2           Consent of Counsel (contained in Exhibit 5.1).

       24.1           Power of Attorney (see page II-5).

----------
* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Securities and Exchange Commission on February 2, 1998.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 21st day of October, 1999.

                                            ARTISAN COMPONENTS, INC.

                                            By: /s/ Mark R. Templeton
                                               ---------------------------------
                                               Mark R. Templeton
                                               President, Chief Executive
                                               Officer and Director

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Scott T. Becker his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                               TITLE                          DATE
             ---------                               -----                          ----
/s/ Mark R. Templeton                      President, Chief Executive           October 21, 1999
---------------------------------          Officer and Director
(Mark R. Templeton)                        (Principal Executive Officer and
                                           Principal Financial and
                                           Accounting Officer)


/s/ Lucio L. Lanza                        Chairman of the Board of              October 21, 1999
---------------------------------         Directors
(Lucio L. Lanza)

/s/ Scott T. Becker                       Director                              October 21, 1999
---------------------------------
(Scott T. Becker)

/s/ Eli Harari                            Director
---------------------------------
(Dr. Eli Harari)                                                                October 21, 1999

                                         INDEX TO EXHIBITS

                                                                                       SEQUENTIALLY
   EXHIBIT                                                                               NUMBERED
   NUMBER                                   EXHIBIT                                        PAGE
   -------                                  -------                                        ----
       4.1*       1993 Stock Option Plan, as amended, and forms of agreement thereunder.........................................................

       4.2*       1997 Employee Stock Purchase Plan and form of agreement
                  thereunder.........................................................

       5.1        Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                  Corporation........................................................

       23.1       Consent of Independent Accountants.................................

       23.2       Consent of Counsel (included in Exhibit 5.1).......................

       24.1       Power of Attorney (see page II-4)..................................



----------
* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Securities and Exchange Commission on February 2, 1998.